UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2006
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)
16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017
(Address of principal executive offices)
(636) 733-1600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Additional Information and Where to Find It
In connection with the solicitation of proxies by Maverick Tube Corporation (the “Company”) with respect to the meeting of its stockholders to be called with respect to the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO STOCKHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Maverick Tube Corporation, 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63107, Attention: Joyce M. Schuldt, Telephone: 636-733-1600, or from the Company’s website, www.mavericktube.com.
The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in the Company’s proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the merger and other relevant materials to be filed with the SEC when they become available.
Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On June 12, 2006, the Company announced that it had entered into an Agreement and Plan of Merger, dated as of June 12, 2006 (the “Merger Agreement”), among the Company, Tenaris S.A. (“Parent”) and OS Acquisition Corporation (“Merger Sub”). The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of common stock of the Company will be converted into the right to receive $65 per share in cash.
The Company has made representations and warranties and covenants in the Merger Agreement, including, among others, (i) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement, and (ii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s stockholders adopt the Merger Agreement and thereby approve the Merger.
Consummation of the Merger is subject to approval of the Merger Agreement by the Company’s stockholders, the receipt of regulatory approvals, including approval under the Hart-Scott Rodino Act, the Investment Canada Act and the Competition Act (Canada), Colombian competition approval, and other conditions.
A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Amendment to Amended and Restated Shareholder Rights Agreement
On June 12, 2006, the Company and Computershare Investor Services, LLC, a Delaware limited liability company, as successor to Harris Trust and Savings Bank (the “Rights Agent”), entered into Amendment No. 1 to the Amended and Restated Shareholder Rights Agreement, dated as of June 12, 2006 (“Amendment No. 1”), to the Amended and Restated Shareholder Rights Agreement, dated as of

September 20, 2000 (the “Rights Agreement”), between the Company and the Rights Agent, in connection with the execution of the Merger Agreement.
Amendment No. 1 provides that the execution and delivery of the Merger Agreement, the public announcement of such execution and delivery, the performance of the Merger Agreement and the consummation of the Merger or the transactions contemplated thereby will not cause (i) any of Parent, Merger Sub or any of their respective Affiliates or Associates to become an Acquiring Person or (ii) a (A) Flip-Over Transaction or Event, (B) Separation Time or (C) Stock Acquisition Date to occur under the Rights Agreement.
A copy of Amendment No. 1 is attached as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1.
Item 8.01. Other Events.
On June 12, 2006, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of June 12, 2006, among Maverick Tube Corporation, Tenaris S.A. and OS Acquisition Corporation

4.1
Amendment No. 1 to the Amendment and Restated Shareholder Rights Agreement, dated as of June 12, 2006, between Maverick Tube Corporation and Computershare Investor Services, LLC, as successor to Harris Trust and Savings Bank

99.1	Press Release, dated June 12, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK TUBE CORPORATION
Date: June 13, 2006	By:	/s/ Joyce M. Schuldt
		Name:	Joyce M. Schuldt
		Title:	Senior Vice President - Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of June 12, 2006, among Maverick Tube Corporation, Tenaris S.A. and OS Acquisition Corporation

4.1
Amendment No. 1 to the Amendment and Restated Shareholder Rights Agreement, dated as of June 12, 2006, between Maverick Tube Corporation and Computershare Investor Services, LLC, as successor to Harris Trust and Savings Bank

99.1	Press Release, dated June 12, 2006